Exhibit 5.1

[GABLEGOTWALS LETTERHEAD]

August 4, 2008

ONEOK, Inc.

100 West Fifth Street

Tulsa, Oklahoma 74103

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as legal counsel to ONEOK, Inc., an Oklahoma corporation (the “Company”), in connection with the registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended, covering 4,000,000 shares of the common stock of the Company, par value $0.01 per share (the “Shares”), under the ONEOK, Inc. Equity Compensation Plan (as amended), the ONEOK, Inc. Employee Stock Purchase Plan (as amended), and the Thrift Plan for Employees of ONEOK, Inc. and Subsidiaries (as amended) (collectively, the “Plans”). This opinion is being furnished to you as a supporting document in connection with the Registration Statement.

For purposes of this opinion, we have examined the following documents:

(a) the Registration Statement;

(b) the Plans and the corporate actions taken by the Board of Directors of the Company in connection with the Registration Statement and related matters;

(c) the Certificate of Incorporation of the Company and all amendments thereto and related certificates;

(d) the By-laws of the Company, as amended;

(e) an executed copy of the Secretary’s Certificate of the Company dated August 4, 2008.

In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity and completeness of all documents submitted to us as original documents, and the conformity to original documents of all documents submitted to us as copies thereof.

Based on the foregoing and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that the Shares have been duly authorized and, when issued and delivered in accordance with the relevant Plan upon receipt of requisite consideration therefore provided therein, will be validly issued, fully paid and non-assessable.

Each of the matters set forth in this letter is as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any of the matters set forth herein or in any matters upon which the opinions and views set forth in this letter are based.

ONEOK, Inc.

August 4, 2008

Our opinions expressed above are limited to the laws of the State of Oklahoma and the federal law of the United States of America.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ GABLEGOTWALS
GABLEGOTWALS